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                                 Exhibit (p)(2)

  Policy 4.5 Personal Trading, as revised May 15, 2003 from Banc One Investment
                    Advisors Corporation's Compliance Manual

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4.05 Personal Trading

Revised 06/01/03

I. General Principles

It is the policy of Banc One Investment Advisors Corporation ("Investment Advisors") that all employees must (1) at all times place the interest of the accounts which are managed by Investment Advisors first; (2) conduct all personal securities transactions in a manner that is consistent with the Personal Trading Policy of Investment Advisors and the individual employee's position of trust and responsibility; and (3) adhere to the fundamental standard that Investment Advisors employees must not take inappropriate advantage of their position.

Trading while in possession of material, non-public information, which may or may not be obtained through Investment Advisors analyst's research function is prohibited. The disclosure of any such material, non-public information to any person is also prohibited.

This Personal Trading Policy does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Investment Advisor personnel from liability for personal trading or other conduct that violates the employee's fiduciary duty to clients and/or Fund shareholders.

II. Governing Standards

This Personal Trading Policy is designed to comply with Rule 17j-1 of the Investment Company Act of 1940, Rule 204-2(a)(12) of the Investment Advisers Act of 1940 and the Investment Company Institute's ("ICI") Guidelines on Personal Investing issued in 1994.

This Personal Trading Policy, unless otherwise specifically stated, shall apply to all employees of Investment Advisors. This policy will also apply to members of the Board of Directors of Investment Advisors. This Personal Trading Policy will apply to an employee of Investment Advisors who is also an Executive Officer of Bank One Corporation and who is deemed to be a Sensitive Employee under Bank One Corporation's Corporate Insider Trading Policy. However, compliance with Bank One Corporation's Corporate Insider Trading Policy shall be deemed to constitute compliance with this Personal

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Trading Policy to the extent that compliance with, and reporting under, the
Corporate Insider Trading Policy satisfies the compliance and reporting requirements of this Personal Trading Policy. In addition, this policy will apply to any other employee of Banc One Corporation and its affiliates who is deemed to be under Rule 204-2(a)(12)(iii)(A) of the Investment Advisers Act an "investment adviser representative" of Banc One Investment Advisors Corporation.

III. Definitions

A. Beneficial ownership of a security is determined in the following manner: an employee should consider themselves the beneficial owner of securities held by their spouse, their minor children, another person who is a member of their immediate family who shares their home or other persons if by reason of any contact, understanding, relationship agreement or other arrangement they obtain such ownership. The employee should also consider themselves the beneficial owner of securities if they can invest or revest title in themselves now or in the future.

B. Both the Investment Company Act of 1940 and the Investment Advisers Act of 1940 define a security as: any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security, (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof) or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

C. Covered Security means a security (as defined above) except that it does not include exempted securities. (as defined below).

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D. Exempted Securities include:

i. direct obligations of the Government of the United States
ii. banker's acceptance, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements
iii. shares issued by open-end registered investment companies
iv. municipal fund securities (such as 529 plans) issued pursuant to a state sponsored qualified tuition plan.

E. Registered Investment Companies that are not open-end are covered securities. Registered Investment Companies that are not open-end include: closed-end mutual funds, Unit Investment Trusts (UITs), HLDRS, and Exchange Traded Funds such as QQQ, Diamonds, Spiders, etc.

F. Any questions regarding these definitions should be directed to the Compliance Department.

IV. Restrictions on Personal Trading Activities

A. Initial Public Offerings

All employees of Investment Advisors are prohibited from acquiring any security in an initial public offering. There are three (3) exceptions. They are: 1) mutual savings bank conversions where an employee maintains an account with the converting savings bank; 2) insurance company offering where an employee is a policy holder of the insurance company; and, 3) an offering that is made to an employee's spouse by the spouse's employer. In all cases, the employee must provide documentation of the offering.

B. Private Placements

All employees must, when purchasing securities in a private placement:

a. obtain the prior written approval of Investment Advisors Corporate Legal Counsel prior to obtaining pre-clearance, and

b. disclose the investment, in writing, when they are involved in any subsequent decision to invest in the issuer on behalf of an account (i.e.,

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mutual fund, clones, common/collective funds, personal trust and institutional accounts) which they manage and refer the decision to purchase securities of the issuer for the account to the Chief Investment Officer of Equity Securities or of Fixed Income Securities. A copy of the written disclosure must be provided to the appropriate Chief Investment Officer listed above in order for the appropriate Chief Investment Officer to make a decision on the purchase of the securities.

C. Blackout Periods

1. Same Day

All employees are prohibited from executing a securities transaction (buy or sell) on a day when a mutual fund, investment trust portfolio or composite account of the mutual fund (i.e., separately managed institutional accounts in the same style composite as the mutual fund or common/collective trust funds) has a pending "buy" or "sell" order in the same or equivalent security until that mutual fund, investment trust portfolio or composite account order is executed or withdrawn. An exception will be granted for trades pending ONLY in one of the following funds: Equity Index, Market Expansion Index, International Equity Index or the Investment Trust Equity Index. For purposes of this policy, "equivalent security" means any option to purchase or sell and any security convertible into or exchangeable for that security.

In addition to the foregoing, the following employees are subject to further restrictions for purposes of applying the same day blackout period:

(a.) all BOIA employees of Portfolio Management Group (PMG) are prohibited from executing a securities transaction (buy or sell) on a day when any PMG managed account has a pending "buy" or "sell" order in the same or equivalent security until that PMG managed account order is executed or withdrawn;

(b.) all Fixed Income Portfolio Management Group (FIPMG) portfolio managers, traders, and trading assistants are prohibited from executing a fixed income securities transaction (buy or sell) on a day when any FIPMG managed account has a pending "buy" or "sell" order

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     in the same or equivalent security until that FIPMG managed account order is executed or withdrawn;

(c.) any member of the equity Diversified Strategies Team is prohibited from executing a securities transaction (buy or sell) on a day when any MEP model managed by the MEP team or any equity mutual fund or composite account managed by any equity team has a pending "buy" or "sell" order in the same or equivalent security until that order is executed or withdrawn;
(d.) all associates offering consultative/advisory (e.g members of the "Kitchen
     Kabinet" or marketing/communication services to the MEP team are prohibited from executing a securities transaction (buy or sell) on a day when any MEP model has a pending buy or sell order in the same or equivalent security.

Any personal trades executed within the proscribed blackout periods will be considered a violation of the Policy and subject to the sanctions contained within the Penalties section of the Policy.

2. Seven Day

All fixed income mutual fund team members including portfolio managers, research analysts and traders, are prohibited from buying or selling a security within at least seven (7) calendar days before and after the mutual fund, investment trust portfolio or composite account (i.e., separately managed institutional accounts in the same style composite as the mutual fund or common/collective trust funds) that their team manages trades in the same or equivalent security. For purposes of this policy, "equivalent security" means any option to purchase or sell and any security convertible into or exchangeable for that security.

All equity mutual fund team members, including portfolio managers, research analysts, traders and the Portfolio Management Systems Group are prohibited from buying or selling a security within at least seven (7) calendar days before and after the mutual fund, investment trust portfolio or composite account (i.e., separately managed institutional account in the same

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style composite as the mutual fund or common/collective trust funds) that any equity mutual fund team manages trades in the same or equivalent security.

Any personal trades executed by any fixed income or equity employee listed in the preceding 2 paragraphs above, within the proscribed blackout period, will be considered a violation of the Policy and subject to the sanctions contained within the Penalties section (Section VIII) of the Policy unless the trade by the mutual fund, investment trust portfolio or composite account is a program trade or unless the trade is pending ONLY in one of the following equity funds:
Equity Index, Market Expansion Index, International Equity Index or the Investment Trust Equity Index. Please see the Personal Securities Transactions section (Section V) of this Policy for important definitions and information regarding pre-clearance and post-clearance of personal securities transactions.

All BOIA employees of PMG are prohibited from buying or selling a security within at least seven (7) calendar days before and after that same or equivalent security is traded by any other portfolio manager or portfolio specialist in PMG in a PMG managed account.

All FIPMG portfolio managers, traders and trading assistants are prohibited from buying or selling a fixed income security within at least seven (7) calendar days before and after that same or equivalent security is traded in an FIPMG managed account.

All associates offering consultative/advisory (e.g members of the "Kitchen Kabinet" or marketing/communication services to the MEP team are prohibited from executing a securities transaction (buy or sell) on a day when any MEP model has a pending buy or sell order in the same or equivalent security.

All members of the equity Diversified Strategies team are prohibited from buying or selling a security within at least seven (7) calendar days before and after that same or equivalent security is traded by any MEP

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model or any equity mutual fund or composite account managed by any equity team

Any personal trades executed by the PMG, FIPMG or Diversified Strategies team members identified in the 3 preceding paragraphs, within the proscribed blackout period, will be considered a violation of the Policy and subject to the sanctions contained within the Penalties section (Section VIII) of the Policy. Please see the Personal Securities Transactions section (Section
V) of this Policy for important definitions and information regarding pre-clearance and post-clearance of personal securities transactions.

Definitions - Blackout Periods

(a.) PMG managed account is an account for which Investment Advisors provides investment management services under its contract with Bank One Trust Company and its predecessors.

(b.) FIPMG managed account is a PMG account with fixed income securities only.

(c.) Equivalent security means any option to purchase or sell and any security convertible into or exchangeable for that security.

D. Ban on Short-Term Trading Profits

All employees are prohibited from profiting in the purchase and sale, or the sale and purchase of the same (or equivalent) securities on an account level basis within sixty (60) calendar days. Any sell transactions done under the De Minimis exception procedures listed below are subject to the 60 day rule. Any personal trades executed within the banned period will be considered a violation of the Policy and subject to the sanctions contained within the Penalties section of the Policy. This prohibition does not apply to: 1) Transactions in exempted securities; 2) transactions in registered investment companies; 3) transactions in Bank One Corporation stock (ONE); 4) incentive compensation stock option transactions; 5) transactions which do not result in a gain; and,
6) sale transactions for which an employee can provide acceptable documentation from their broker that the shares sold by

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the account have been held in the account for at least 61 days (e.g. original acquisition date of the shares sold listed on the confirmation, copy of the brokerage firm policy for selecting shares for a partial sale, etc.).

E. Gifts

All employees must follow the guidelines of the Bank One Corporation Code of Conduct, incorporated herein by reference, when receiving any gift or other thing of value.

F. Service as a Director

All employees must follow the guidelines of the Bank One Corporation Code of Conduct, incorporated herein by reference, regarding their ability to serve as a corporate director.

G. Internal Research Reports

Trading in a personal account is prohibited for 48 hours (two (2) trading days) after a research report regarding a particular security is distributed. Trading of a security in an employee account is also not permitted for 48 hours (two (2) trading days) after the addition or deletion of the security to or from an Approved List (including the Approved, Research, Monitor and Master Lists) or Model Portfolio. In addition, trading in a security in an employee account is prohibited for 48 hours (two (2) trading days) after a coding change of that security on an Approved List (including the Approved, Research and Master Lists). No employee is permitted to trade securities in a manner contrary to recommendations by Investment Advisors without written permission from a Compliance Manager.

H. Bank One Securities

The Bank One Corporation Code of Conduct (Section 4 and 8.2) states:

You may not buy or sell Bank One securities if you possess inside information about Bank One or its securities.

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     All employees must adhere to the additional rules in the Bank One
     Corporation Code of Conduct, incorporated herein by reference, with regard to all personal transactions in Bank One stock. Included in those rules, all employees are prohibited from selling Bank One stock which they do not own ("selling short") and purchasing or selling options on shares of Bank One stock (except for the exercise of stock options granted under a Bank One incentive compensation or similar Bank One plan). This prohibition also applies to a Bank One announced acquisition target, a Bank One supplier or candidate for entering into a joint venture or other significant business relationship with Bank One.

I. Investment Clubs

All employees of Investment Advisors are prohibited from participating in an investment club.

V. Personal Securities Transactions

A. Pre-clearance

1. All employees, which for purposes of this Policy includes the employee's spouse and immediate family members living in the same household as the employee, are required to preclear all securities transactions (both buys and sells) in which the employee has, or by reason of the transaction acquires, any direct or indirect beneficial ownership, with the Chief Investment Officer of Equity Securities, or in their absence the Manager of the Equity Trading Desk (or some other designee), for all transactions in equity securities and the Chief Investment Officer of Fixed Income Securities, or in their absence the Managing Director of Fixed Income Risk Management/Research for all transactions in fixed income securities; or, the Managing Director of the Fixed Income Taxable Bond Team (or some other designee) for taxable bond securities transactions or the Managing Director of Fixed Income Tax-Exempt Bond Team (or some other designee) for tax-exempt securities transactions. Those individuals listed above must receive preclearance from the Senior Compliance Director.

2. Preclearance is good only for the business day on which it is granted and for the following business day. For example, if the employee received

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clearance to trade a security on Monday, the employee may trade that security on
Monday or Tuesday. If the employee decides they do not want to place the trade on Monday or Tuesday and want to place the trade on Wednesday instead, the employee must obtain new preclearance for Wednesday. Trades placed on the second business day of the preclearance window must be executed during trading hours. Employees must obtain a separate preclearance for each buy and sell transaction.

3. The employee may receive preclearance orally from one of the above-referenced individuals (or other designee) which must then be followed up in writing by the individual granting preclearance (or other designee) within 24 hours after clearance is granted. A copy of the preclearance approval must be sent to the employee as well as to the Chief Compliance Officer. Any trade for which a preclearance approval in writing is not received will be considered a violation of this Personal Trading Policy.

B. Post-clearance

1. In addition to pre-clearance, all fixed income and equity mutual fund team members, including portfolio managers, research analysts, and traders; the Portfolio Management Systems Group (PMSG); all BOIA employees in PMG; all traders, trading assistants, and portfolio managers in FIPMG trading fixed income securities in their personal accounts; all members of the Diversified Strategies team and members of the Kitchen Kabinet and associate who provide marketing/communications support to the MEPs are required to post-clear all personal securities transactions (both buys and sells) on the 8th calendar day following the date of the trade. Failure to post-clear a trade on the 8th calendar day following the date of the trade will be considered a breach of the Policy and subject to the sanctions contained within the Penalties section of the Policy.

2. If a trade (buy or sell) has been executed in a fixed income mutual fund, investment trust portfolio or composite account which the fixed income employee's team manages or if a trade (buy or sell) has been executed by an equity mutual fund, investment trust portfolio or composite account managed by any one of the equity mutual fund teams, within the 7 (seven)

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calendar days following the date of the equity or PMSG employee's trade, the following action must be taken by the employee:

a. If the trade is part of a program trade (Program Trade):

i. If the employee is designated as "Level 2", The employee must reverse the non-qualifying trade, after obtaining the necessary preclearance, and disgorge any profit, to a charity of their choice, within 10 (ten) business days of notification. The employee must provide a copy of the letter to the charity and the check made payable to the charity for the amount of the disgorgement to the Compliance Department. In addition, the employee must provide a copy of the canceled check once it is available. After the third non-qualifying trade, the employee will be restricted to trading in exempted securities and registered investment companies for a period of 6 (six) months. If an employee is restricted from trading 3 (three) times, the employee will then be restricted to only trading in exempted securities and registered investment companies for the remainder of their tenure at Investment Advisors.

ii. If the employee is designated as "Level 3" the employee must reverse the non-qualifying trade, after obtaining the necessary preclearance, and pay a penalty of 25% of the market value of the original transaction within 10 business days of notification. The penalty shall be paid to a charity that the employee chooses. The employee must provide a copy of a letter and check made payable to the charity for the amount of the penalty to the Compliance Department. In addition, the employee must provide a copy of the canceled check once it is available. After the second non-qualifying trade, the employee will be restricted to trading in exempted securities and registered investment companies for a period of 6 (six) months. If an employee is restricted from trading 2 (two) times, the employee will then be restricted to only trading in exempted securities and registered investment companies for the remainder of their tenure at Investment Advisors.

b. If the trade is not a Program Trade (Non-Program Trade) this will be considered a violation of the Policy and subject to the sanctions contained within the Penalties section of the Policy.

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3. If a trade (buy or sell) has been executed in any PMG managed account within the 7 (seven) calendar days following the date of a trade by a PMG employee, the employee will be required to take the action corresponding to that employee's designation as either a Level 2 or Level 3 employee as set forth above in subparagraph 2 (a) (i) and (ii). The Managing Director of Portfolio Management Group assigns the level designation for PMG. Please refer to paragraph 6 below for definitions.

4. If a fixed income trade (buy or sell) has been executed in any FIPMG managed account within the 7 (seven) calendar days following the date of a trade by an FIPMG portfolio manager, trader, or trading assistant, the employee will be required to take the action corresponding to that employee's designation as either a Level 2 or Level 3 employee as set forth above in subparagraph 2 (a)
(i) and (ii). The CIO of Fixed Income Securities assigns the level designation for FIPMG. Please refer to paragraph 6 below for definitions.

5. If a trade (buy or sell) has been executed in any MEP model or any equity mutual fund or composite account within the 7 (seven) calendar days following the date of a trade by any member of the Diversified Strategies Team, or any associate of the Kitchen Kabinet or who provides marketing/communication support to the MEPs, the employee will be required to take the action corresponding to that employee's designation as either a Level 2 or Level 3 employee as set forth above in subparagraphs 2 (a) (i) and (ii). The CIO of Equity Securities assigns the level designation for the members of the Diversified Strategies Team and associates provided support (Kitchen Kabinet and marketing/communications). Please refer to paragraph 6 below for definitions.

6. Definitions - Post-clearance

a. Program Trade is defined as: (i) cash being added to an account which causes securities to be bought in a manner that maintains the account's existing allocation or, (ii) cash being withdrawn from an account which

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causes securities to be sold in a manner that maintains the account's current securities allocation or, (iii) rebalancing of the portfolio (i.e. an index rebalancing of the portfolio).

b. Non-Program Trade is defined as: any trade that is not a Program Trade as defined above.

c. "Level 2" designation is an employee of Investment Advisors who is a member of a mutual fund team, PMG, FIPMG or MEP team but does not authorize trades.

d. "Level 3" designation is an employee of Investment Advisors who is a member of a mutual fund team, PMG, FIPMG or MEP team and who does authorize trades (i.e portfolio/fund managers and sector managers).

e. Authorize Trades is defined as the authority to place the trade and the responsibility for its generation.

4. The designation of Level 2 and Level 3 employees is the responsibility of the Chief Investment Officer of Equity Securities and the Chief Investment Officer of Fixed Income Securities. The initial reporting of these designations must be made to the Preclearance Group and the Compliance Department upon the effective date of this policy. In addition, it will be their responsibility to notify the Compliance Department and the Preclearance Group of any changes in designations immediately upon their effectiveness. Failure to provide the Preclearance Group and the Compliance Department of any changes in Level designations may have adverse consequences on an employee's personal trading.

C. Exceptions to Preclearance and Postclearance

     1. It is not necessary to receive preclearance or postclearance for the following securities: (1) exempted securities; (2) shares of registered investment companies; and, (3) ONE.

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2. Employees do not have to submit a preclearance or postclearance request for sell transactions only (this exception does not apply to buy transactions) which are: 1) 200 shares or less; and 2) have a transaction market value of less than $10,000 (excluding commissions and fees); and 3) are in securities with a market cap greater than $5 billion. Employees do have to complete and submit a "De Minimis Trade Exception Form ("Exception Form")", with the required documentation attached, to the Compliance Department. The required documentation which must be attached to the Exception Form is detailed on the Exception Form. De Minimis exception trades are good only for the day on which the exception is requested. The Exception Form must be submitted on trade date prior to execution of the trade. It is the employees responsibility to ensure that the Exception Form is submitted on a timely basis (via fax, hand delivery or interoffice) along with appropriate documentation to the compliance department. Failure to follow the De Minimis exception trade procedures will be subject to the same penalties outlined in the policy for failure to preclear a trade. De Minimis trades must also comply with Policy Section IV. D. "Ban on Short-Term Trading". Compliance must continue to receive duplicate confirmations and account statements for De Minimis exception trades.

VI. Disclosure and Reporting Requirements

A. Records of Securities Transactions

All employees are required to direct, in writing with a copy to the Senior Compliance Director, their brokers to provide the Senior Compliance Director with duplicate copies of confirmations of all reportable personal securities transactions and copies of all statements for all securities accounts that hold covered securities. Reportable transactions do not include transactions in exempted securities.

B. Disclosure of Personal Holdings and Accounts

All employees are required to disclose all personal securities holdings of covered securities and all accounts which hold any security, including accounts that hold exempted securities, in writing to the Senior Compliance Director upon commencement of employment and thereafter on an annual

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basis. Reports must be received within ten (10) calendar days of employment and within ten (10) calendar days of each year-end (i.e., January 10).

C. Certification of Compliance with the Personal Trading Policy

All employees are required to certify upon commencement of employment and annually in writing to the Senior Compliance Director that they have read and understand the Personal Trading Policy. Each employee must further certify that they have complied with the requirements of the Personal Trading Policy and that they have disclosed or reported all personal securities transactions and accounts required to be disclosed or reported.

VII. Compliance Procedures

In order to provide information to determine with reasonable assurance whether all employees are observing the provisions of the Personal Trading Policy:

A. The Senior Compliance Director shall notify each employee of the reporting requirements of the Personal Trading Policy and deliver a copy of the Policy to each employee. A notice will be sent to employees via electronic mail when there are changes to the Policy. Changes to the Policy will be made on the Intranet. Employees who do not have access to the Intranet must contact the Compliance Department.

B. Each employee and director to whom this policy applies must submit to the Senior Compliance Director on an annual basis, an Annual Certification of Compliance with the Personal Trading Policy as prescribed in the attached Exhibit A. The annual certification must be filed with the Senior Compliance Director within ten (10) calendar days after year-end.

C. Each employee and director to whom this policy applies must submit to the Senior Compliance Director upon commencement of employment and thereafter on an annual basis, reports in the form prescribed in the attached Exhibit B, Personal Securities Holdings and Accounts. The annual report must be filed with the Senior Compliance Director within ten (10) calendar days after year-end.

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D. Each employee and director, to whom this policy applies, must submit to the
Senior Compliance Director on a quarterly basis, reports in the form prescribed in the attached Exhibit C, Personal Securities Transactions and Accounts. The quarterly report must be filed with the Senior Compliance Director within ten
(10) calendar days after each quarter-end. If an employee is on an approved leave of absence (i.e.: military, maternity, etc.) over a quarter end, the Senior Compliance Director may waive the requirement of quarterly reporting for the employee. Circumstances that will be considered in granting a reporting waiver include: past trading history, current brokerage arrangements and any other relevant factors.

E. The individual granting the preclearance must document decisions regarding the preclearance of all reportable personal securities transactions in writing. The written preclearance authorization must document that the trade does not violate any terms of the Personal Trading Policy.

F. The Compliance Department will review all trades for violations of the ban on short-term trading profits.

G. All employees are required to direct, in writing with a copy to the Senior Compliance Director, their brokers to provide the Senior Compliance Director with duplicate copies of confirmations of all reportable personal securities transactions and copies of all statements for all securities accounts that hold covered securities. The Compliance Department will verify on a quarterly basis that all statements for accounts reported are received.

H. The Personal Trading Violations Committee, made up of senior management of the firm, will review each violation of the Policy that has occurred. Quarterly, the Senior Compliance Director must report, to Senior Management of Investment Advisors, to Investment Advisors' Board of Directors and to the Trustees of One Group the results of each quarterly review of employee personal trading files, status of the quarterly report of securities transactions and the annual report of holdings, all violations of the Policy, the results of the Committee meetings and all exceptions.

I. The Personal Trading Policy, a copy of each Personal Securities Holdings and Accounts Report and Personal Securities Transactions and Accounts

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Report, any written report prepared by the Senior Compliance Director and lists of all persons required to make reports will be preserved by the Senior Compliance Director for the period required by the Investment Company Act of 1940 and The Investment Advisers Act of 1940.

VIII. Penalties for Violations of the Policy

The following sanctions will be imposed for violations of the Policy:

A. Personal Security Transaction Violations

1. Employees will be required to break or unwind the transaction (e.g. if the trade is a buy, the employee must sell the security or if the trade is a sell, the employee must buy back the security) and pay a penalty of 25% of the market value of the transaction. The penalty will be paid to a charity that the employee chooses. The employee must provide a copy of a letter and check made payable to the charity for the amount of the penalty to the Compliance Department. In addition, the employee must provide a copy of the canceled check once it is available.

2. This penalty will be imposed for failure to preclear a Transaction, failure to post-clear a Transaction on the 8th calendar day following the date of a personal trade (if required), violations of the Same Day Blackout Period, violation of the Seven Day Blackout Period for Non-Program Trades, and violations of the Ban on Short-Term Trading Profits.

3. Non-investment employees of Investment Advisors will be granted one "grace trade" exception from the penalty section of the Policy. A "grace trade" exception is a violation of the Policy; however, the sanctions in the Policy will not be imposed. A second violation will result in the sanctions being imposed.

4. This exception will not be granted to employees of Investment Advisors who are investment personnel (i.e., all employees, except for support staff, of any division of the Fixed Income Department or Equity Department, or the Portfolio Management Group (PMG)). Any violation of this Policy will result in the sanctions being imposed.

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5. A third violation by any employee of Investment Advisors of this Policy will result in termination.

B. Failure to Provide Brokerage Statements for Reportable Accounts

Each employee will be required to pay a $100.00 fine for every missing brokerage statement for a reportable account. Missing statements will be identified during quarterly reviews of all personal trading files. The fine will be paid to a charity chosen by the employee. The employee must provide to the Compliance Department a copy of a letter and check made payable to the charity for the amount of the penalty. In addition, the employee must provide a copy of the cancelled check once it is available. This fine may be waived, at the discretion of the Senior Compliance Director, if it is determined that the employee was not responsible for non-receipt of account statement(s).

C. Failure to Disclose a Reportable Brokerage Account Opened During the Calendar Year

Any employee who opens a new brokerage account and fails to report the new brokerage account on Exhibit C at the end of the quarter in which the account was opened will be required to pay a $100.00 fine. The fine will be paid to a charity chosen by the employee. The employee must provide to the Compliance Department a copy of a letter and check made payable to the charity for the amount of the penalty. In addition, the employee must provide a copy of the cancelled check once it is available.

D. Failure to Disclose a Reportable Brokerage Account

Any employee who fails to disclose a reportable brokerage account either on the Brokerage Account Information Form (at the time of employment or at the time of the annual renewal) or on Exhibit C (quarterly), will be required to pay a $100.00 fine for the first identified account which was not reported. The fine will be paid to a charity chosen by the employee. The employee must provide to the Compliance Department a copy of a letter and check made payable to the charity for the amount of the penalty, In addition, the employee must provide a copy of the cancelled check once it is available.

Any subsequent violations of this section of the policy could, at the discretion of Senior Management, result in termination.

IX. Married Couples of Investment Advisors

This section addresses the requirements for married couples who are both employees of Investment Advisors.

A. Commencement of Employment & Initial Reporting

Upon commencement of employment with BOIA, all employees must complete the initial certifications, disclosures and reporting requirements under this policy as an individual, regardless of whether the information requested has been previously reported.

B. Brokerage Account Information Form

When completing the Brokerage Account Information Form, the employee must report all accounts, which are required to be reported under the policy, even if an account is already being reported by the spouse. For joint accounts, the employee should indicate which spouse would be the primary contact. The person who is listed as the primary contact for each account is responsible for ensuring that duplicate statements and confirmations are provided to the Compliance Department by the broker.

C. Quarterly reporting

Both spouses must sign and date the Personal Securities Transaction and Accounts Report (Exhibit C). All documentation required of either spouse may be submitted in one package for both.

D. Annual Reporting

Annually, each spouse must sign and submit a separate Exhibit A certifying that each employee has read and will abide by the terms of the BOIA Personal Trading Policy.

The annual Personal Securities Holdings and Accounts Disclosure (Exhibit B) and the Brokerage Account Information Form may be filled out jointly and must be signed by both spouses. For all brokerage accounts, the employees must indicate which spouse is the primary contact for purposes of this Policy.

E. Preclearance & Trading

Spouses that are listed as the primary contact for accounts noted on the Brokerage Account Information Form will be looked to for compliance with this section of the policy.

F. Standard of Care

The highest standard of care with respect to this policy of either spouse shall be the standard of care required by both spouses. For example, if one spouse is a money manger and the other spouse is in marketing, both spouses will be held to the standard of care required of a money manager. This common standard of care also includes trading restrictions and penalties. Using the above example, normally an employee of the marketing department would be eligible for a first time "Oops" violation. However, if they are a spouse of an employee that is not eligible for an "Oops" violation, they are likewise not eligible.

G. Violations & Penalties

If there is found to be a violation of any portion of this policy in any reportable account(s), the violation will be counted against BOTH spouses. However, any monetary penalty associated with any violation will be enforced only against the spouse listed as the primary contact on the account in which it occurred. Please be advised that multiple violations that would constitute termination of employment under this Policy may result in BOTH spouses being terminated.

Banc One Investment Advisors Corporation
Personal Trading Policy Q & A
As of 06/01/03

Please Note: This Q & A is provided to employees as a reference tool only. This reference tool is not a part of or a substitute for the Personal Trading Policy. Please read the Personal Trading Policy (Policy 4.05) and contact the Compliance Department with any questions.

FORMS

General

1. When do I complete my personal trading forms?

The SEC rules and the BOIA Personal Trading Policy require that reports concerning personal securities holdings and accounts be submitted within 10
(ten) calendar days of employment start date and, on an annual basis, within 10
(ten) calendar days after the end of the calendar year. In addition, quarterly transaction and account reports must be completed and submitted within 10 (ten) calendar days after the end of the calendar quarter.

Certification of Compliance (Exhibit A)

1. What is the Certification of Compliance (Exhibit A)?

This is the employee's certification that they have read, understand and will abide by the terms of the BOIA Personal Trading Policy and its related policies.

New Employee and Annual Report of Securities Holdings and Accounts (Exhibit B)

1. What types of securities should I report with the Report of Securities Holdings and Accounts (Exhibit B)?

ALL personal securities holdings in Covered Securities, as defined in the policy, must be reported with Exhibit B. This includes securities owned by you, your spouse, your children and any member of your immediate family living in the same household as you.

Examples of securities that need to be reported with Exhibit B include: stocks, options, municipal bonds, corporate bonds, UITs, closed end funds, exchange traded funds, oil/gas/mineral rights and Bank One Corporation stock (ONE) held in a brokerage account. In addition, covered securities held in Dividend Reinvestment Plans (DRIPs), Stock Purchase Plans and retirement or pension plans in which you (or spouse or family member) control the time and price of securities transactions.

In addition, ACCOUNTS (not the holdings) that hold securities that are exempt from the definition of covered security, such as open-end mutual funds and securities that are direct obligations of the U.S. Government, and 401(k)s, retirement and pensions accounts must be reported with Exhibit B.

2. What if the only securities I hold are in my 401(k)?

Your Bank One 401(k) account should be reported on Exhibit B; however, transactions do not have to be reported and duplicate statements and confirmations are not required.

3. I don't have any securities holdings or accounts. Do I still have to complete the Exhibit B?

Yes. ALL employees must complete Exhibit B when they start with BOIA and on an annual basis. If you have no personal securities holdings or accounts, sign choice #1 on the form. NEVER sign both #1 and #2 on the Exhibit B.

4. Nothing has changed since the last time I completed the Exhibit B. Do I still have to complete the Annual Exhibit B?

Yes. You must complete and submit an Exhibit B on an annual basis (12/31). This includes signing the certification and providing a complete list of holdings and accounts as of the end of the year.

5. Do I have to report my holdings of Bank One stock (ONE)?

Holdings of ONE held in a brokerage account must be reported on Exhibit B. Holdings of ONE in an Equiserve account do not need to be reported on Exhibit B.

Incentive compensation options of ONE do not need to be reported until the options have been exercised.

6. Where is the attachment referenced on Exhibit B?

You may create the attachment for Exhibit B that includes all your securities holdings and the information required for each holding and your securities accounts, or you may use Exhibit B-1.

7. Can I attach my most recent statement(s) as my list of holdings and accounts?

Yes. You may attach statements. However, remember, if you have a security that is not held in an account (i.e., stock held in certificate form), you will need to write that information out on Exhibit B-1.

Brokerage Account Information Form (OBA)

1. What types of accounts do I have to report on the Brokerage Account Information Form (OBA)?

You must report every account in which you have a direct or indirect beneficial ownership, such as:

- Your personal brokerage accounts
- Your spouse's brokerage accounts
- Your children's brokerage accounts
- Brokerage accounts for any member of your immediate family living in the same household as you
- Joint brokerage accounts (you & your spouse, you & a parent, you & a significant other)
- Self-directed IRA accounts (yours, your spouse's, etc.)
- Accounts in which you act as a guardian or trustee

2. Do I have to report my 401(k) on the OBA? Or, my spouse's 401(k)?

The Bank One Corporation 401(k) and other 401(k), retirement or pension plans do not have to be reported on the OBA. However, the account should be listed with Exhibit B. If you (or your spouse or family member) have control of the time and price of the securities transactions in these types of accounts, the transactions and holdings must be reported.

3. Do I have to report my mutual fund account(s) on the OBA?

It is not necessary to report accounts that hold only registered investment companies on the OBA. However, transactions in registered investment companies (other than open-end mutual funds), such as closed end funds, UITs and exchange traded funds, should be reported on the quarterly Exhibit C. Also remember, all of these types of securities do have to be reported on the Exhibit B.

Report ACCOUNTS that hold only open-end mutual funds on the Exhibit B. Transactions in open-end mutual funds do not have to be reported. New accounts, however, should be reported on Exhibit C in the quarter in which the account is opened.

**Remember transactions in ALL registered investment companies and HLDRS do not require pre-clearance.

4. Do I have to report my One Group Mutual Fund accounts on the OBA?

Report One Group and all other open-end mutual fund ACCOUNTS on the Exhibit B. Transactions in open-end mutual funds do not have to be reported. New accounts, however, should be reported on Exhibit C in the quarter in which the account is opened.

**Remember transactions in ALL registered investment companies and HLDRS do not require pre-clearance.

5. What if I hold both mutual funds and individual stocks/bonds in a brokerage account?

If the account currently or will hold securities other than registered investment companies, you must report the account and provide duplicate statements and confirmations.

6. Do I have to report my Bank One Employee Stock Purchase Plan (ESPP) account on the OBA?

No. However, the ACCOUNT should be reported on Exhibit B.

7.  Do I have to report my brokerage account that holds shares of ONE?

Yes. Duplicate statements and confirmations must be sent to the Compliance Department. However, you do not have to pre-clear transactions on ONE.

8.  I have several DRIP accounts. Do I need to report those accounts on the OBA?

No. However, the ACCOUNT should be reported on Exhibit B.

9.  I have a roommate. Do I have to report their brokerage accounts on the OBA?

No. As long as your roommate is not a member of your immediate family.

10. Can I just provide photocopies of my statements and confirmations quarterly for the securities account reported on the OBA?

No. For all accounts required to be reported on the OBA, you must contact your broker, in writing, instructing them to have duplicate statements and confirmations sent to the BOIA Compliance Department.

11. I don't have any reportable accounts. Do I still have to complete the OBA?

Yes. If you have no reportable accounts, print "none" on the form and sign at the bottom of the form.

12. Nothing has changed since the last time I completed the OBA? Do I still have to complete the Annual OBA?

Yes. You must complete the Annual OBA. Print "none" and sign if you have no reportable account. If you have reportable accounts, complete the requested information and sign.

Quarterly Report of Transactions and New Accounts (Exhibit C)

1.  What is the Quarterly Report of Transactions and New Accounts (Exhibit C)?

This form fulfills the policy requirement that you must positively confirm that you are providing the Compliance Department with the required information regarding your personal trading activity and the SEC requirement that any transactions and/or accounts that have not been reported during the quarter must be reported on Exhibit C.

2. When do I complete Exhibit C?

The SEC requires that transaction reports are completed on a quarterly basis and submitted within 10 (ten) calendar days after the end of the quarter.

3. What transactions should I report with my Exhibit C?

The only transactions that do not need to be reported with Exhibit C are transactions in exempted securities (i.e., open-end mutual funds and transactions in securities that are direct obligations of the U.S. Government) and transactions in DRIPs, stock purchase plans and retirement or pension plans in which you (or spouse or family member) do not control the time and price of securities transactions. All other transactions should be reported with Exhibit C.

For transactions that occur in an account for which the Compliance Department is set up to receive duplicate statements and confirmations, no additional information is required on Exhibit C. For transactions which occur in accounts for which the Compliance Department is not set up or is not required to be set up to receive duplicate statements and confirmations, the transaction information should be provided on Exhibit C-1.

In addition, any new accounts opened during the quarter should be reported on Exhibit C-1.

4. I don't have any securities accounts. Do I still have to complete Exhibit C?

Yes. Sign choice #1 on the form certifying that you have had no reportable securities transactions.

5. The Compliance Department is receiving duplicate statements and confirmations for my accounts. Do I still have to complete Exhibit C?

Yes. Sign #1 on the form if you have had no reportable securities transactions or sign #2 if you have had securities transactions and the Compliance Department is receiving duplicate statements and confirmations. Do not sign #1 and #2 both.

6. I opened a new account last quarter. How do I report that on Exhibit C?

Sign #3 on the form and provide the required documentation. If you have other accounts for which the Compliance Department is receiving duplicate statements and confirmations, sign both #2 and #3.

GENERAL INFORMATION

Duplicate statements and confirmations

1. Where do I tell my broker to send duplicate statements and confirmations?

Contact each brokerage firm, in writing, to request that duplicate confirmations and statements be sent to:

               Banc One Investment Advisors Corporation
               1111 Polaris Parkway, P.O. Box 710211
               Columbus, Ohio 43271-0211
               Attn: Compliance Department.

2. Where do I send a photocopy of the letter I sent to my broker?

Provide a copy of the letter to the Compliance Department, OH1-0211.

3. For which accounts does the Compliance Department need to receive duplicate statements and confirmations?

Duplicate statements and confirmations should be provided for all accounts that hold securities for which transactions require pre-clearance. This includes the reportable accounts that you listed on your OBA.

4. Can I just send photocopies to the Compliance Department each quarter?

No. The policy requires that duplicate statements and confirmations be provided to the Compliance Department directly from your broker.

5. Do I need to have duplicate statements and confirmations sent to the Compliance Department for my mutual fund accounts?

No. Duplicate trade confirmations and statements do not have to be provided for registered investment companies, including One Group Mutual Fund accounts.

6. What does the Compliance Department do with all that paper?

The Compliance Department matches duplicate confirmations, pre-clearance forms and post-clearance forms, and matches trades to account statements. You will hear from us if information does not match up or if we do not receive required documentation.

Pre-clearance

1. What types of securities trades need to be pre-cleared?

ALL TRADES (buys and sells) MUST BE PRECLEARED except for transactions in securities that are direct obligations of the U.S. government (municipal securities must be pre-cleared), U.S. agencies and instrumentalities, registered investment companies (including open-end mutual funds, closed-end funds, UITs, and exchange traded funds), HLDRS and Bank One stock (ONE) and sell only transactions which meet the de minimis exception.

2. Are there any exceptions based on the type of account in which the transaction occurs?

Yes. If the transaction occurs in a DRIP or other type of stock purchase plan, or a 401(k), retirement or pension plan, the transaction does not have to be pre-cleared.

3. Does my spouse have to pre-clear trades?

Yes. Your spouse and any member of your immediate family living in the same household as you must have their trades pre-cleared. The policy applies to these individuals the same as it applies to you.

4.  Where is the pre-clearance form?

The pre-clearance request form can be found on the IMG Intranet. Choose "Banc One Investment Advisors", "Policies and Procedures", "Pre-clearance".

5.  Where do I send it?

Fax it to 614/ 213-9922.

6. Who do I contact if I have a question about a pre-clearance I have submitted?

Mani Thaimany @ 614/ 213-0597 or James Garner @ 614/213-2678.

7. Once I receive pre-clearance for a security, how long do I have to trade that security?

Pre-clearance is good only for the trading day on which it was granted and the next trading day (i.e.: pre-clearance granted on Monday, you must trade on Monday or Tuesday).

8. What if I forget to trade before the close of the market on the second day? Can I enter the trade over the Internet when I get home?

If you do a trade after the market closes on "Day 2", the confirmation will be dated outside the pre-clearance window, "Day 3".

9.  What if I decide not to trade either day?

You are not required to trade if you get a pre-clearance. If you did not trade, when contacted by the Compliance Department, please respond that you did not do the trade.

10. Are any trades excepted from the preclearance and postclearance requirement?

Yes. A de minimis exception exists only for sell transactions which meet certain parameters. A de minimus trade is excepted from the preclearance and postclearance requirements. The parameters are: the sell transaction must be for 200 shares or less, and have a market value of $10,000 or less (excluding commissions) and for a security with a market cap of $5 billion or more. All three parameters must be met in order to use this exception. This exception does not apply to buy transactions.

11. Are buy transactions covered by the de minimus exception?

No.

12. Do I still need to provide duplicate confirmations and account statements for de minimus trades?

Yes.

13. How do you know if the security has a market cap of $5 billion or more?

There are approved sources from which you obtain a screen print on the security, then you attach the print to the Reporting Form.


Initial Public Offerings (IPOs)

1.  Can I buy an IPO if I get pre-clearance?

BOIA employees are not permitted to participate in Initial Public Offerings
(IPOs). Contact the Compliance Department for IPO policy exceptions.

Investment Clubs

1.  Can I participate in an Investment Club?

BOIA employees are not permitted to participate in Investment Clubs. There are no exceptions.

7-day Blackout

1. I'm on a fund team. What blackout period applies to me?

If you are on one of the mutual fund money management teams, you must adhere to a 7-day blackout.

2. What is post-clearance?

If you are on one of the mutual fund money management teams, please refer to the Post-clearance section of the policy.

2. I was designated as a Level 3 employee and when I post-cleared my trade I learned that a couple days after my trade, there was a trade in the same security in a fund my team manages. What happens now?

The answer depends on whether or not the fund trade was a Program Trade (which includes re-balancings). If the trade was a Program Trade, then you would be treated the same as a Level 2 employee; you would need to reverse the trade (after obtaining pre-clearance) and disgorge any profit to a charity of your choice. You have 10 days to do this after you've been notified, and you will need to forward the documentation to the Compliance Department. It will not count as a violation against you, but it may lead to a restriction on your trading if this situation occurs a second time.

If the fund trade was a non-Program Trade, then you take the same action as in the preceding paragraph and you pay a 25% penalty based on the market value of the trade. It will count as a violation of the Personal Trading Policy. The following chart may be helpful:

-----------------------------------------------------------------------------------------------------
Program Trade (same for both levels)                    Non-Program Trade (different for each level)
-----------------------------------------------------------------------------------------------------
Level 2:                                                Level 2:
..  Break the trade (after you have precleared)          -  Break the trade
-  Disgorge  the profit                                 -  Disgorge the profit
-  Restrict trading after 3/rd/ time                    -  Counts as a violation of the policy
-----------------------------------------------------------------------------------------------------
Level 3:                                                Level 3:
-  Break the trade (after you've precleared)            -  Break the trade
                                                        -  Disgorge the profit
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
-  Disgorge the profit                                  -  Pay a 25% penalty
-  Restrict trading after 3/rd/ time                    -  Counts as a violation of the policy
-----------------------------------------------------------------------------------------------------

4. I am a portfolio manager in PMG so my personal trades are compared against all client trades in PMG. What can I do to trade in my personal account that won't get me in trouble?

There are securities that you can buy that are not subject to the pre-clearance and post-clearance requirements, such as DRIP programs, stock purchase plans, registered investment companies and US Government securities. You could also consider opening a discretionary account with your brokerage firm and delegating trading authority over the account to that firm. The Compliance Department would need copies of that documentation for your file.

If you have securities that you want to sell, you can follow the parameters of the de minimus exception. See the Personal Trading Policy for the parameters.

Ban on Short Term Trading Profit

1. How long do I have to hold a security I have purchased? What if I sold a security and want to buy it again?

You may not profit from the purchase and sale or the sale and purchase of the same or equivalent security within 60 calendar days. This prohibition does not apply to "exempted" securities, incentive compensation stock option trades, or if there is no gain.

Violations

1. What if I violate the Policy?

Non-investment personnel only get one "oops!" violation of the policy. The second violation of the policy will cause specific penalties to be imposed. Investment personnel (employees, except for support staff, of any division of the Fixed Income Department or Equity Department, including the Portfolio Management Group (PMG) will incur the penalties noted in the policy for any violation of the policy.

2. Can I lose my job if I violate the policy?

A third violation of the policy will result in termination. Please note that an "oops" does count as a violation.

This, however, does not apply when sanctions are imposed as a result of a Program Trade. Please refer to the Post-clearance section of the Policy for detail regarding Program Trades.

Married Couples

1. My spouse works for BOIA, too. What should we do?

Married Couples who are both employees of BOIA, please review section 11 of the policy for reporting requirements.

Questions

1. Who should I call if I have questions about the Personal Trading Policy?

Call Amanda Cochran @ 614/213-4583, Rita Tholt @ 614/213-5832 or Pat Applegate at 213-7106 Or, contact Beverly Langley @ 614/213-2316.

List Contains
Examples Only
and is NOT all
inclusive
(as of 06/01/03)

------------------------------------------------------------------------------------------------------------------
  Type of Security       Type of        Duplicate     Pre-clearance   Transactions      Holding       Account
                         Account     Statements and     Required     Required to be   Required to   Required to
                                      Confirmations                     Reported      be Reported   be Reported
                                        Required                       Quarterly       Initially   Quarter Opened
                                                                      (Exhibit C)    and Annually   (Exhibit C)
                                                                                      (Exhibit B)   and Annually
                                                                                                    (Exhibit B)
------------------------------------------------------------------------------------------------------------------
       Stocks           Brokerage          Yes             Yes            Yes             Yes           Yes
------------------------------------------------------------------------------------------------------------------
       Stocks         Non-brokerage        No              No             No*             No*           Yes
                      (DRIP/ Stock
                        Purchase
                       Plan/ ESPP/
                       Retirement
                       and Pension
                         Plans)
------------------------------------------------------------------------------------------------------------------
  Municipal Bonds,         Any             Yes             Yes            Yes             Yes           Yes
   Corporate Bonds
------------------------------------------------------------------------------------------------------------------
       Options          Brokerage          Yes             Yes            Yes             Yes           Yes
------------------------------------------------------------------------------------------------------------------
Interest in Oil/Gas/       Any             Yes             Yes            Yes             Yes           Yes
   Mineral Rights
------------------------------------------------------------------------------------------------------------------
   Open-end Mutual         Any             No              No              No             No            Yes
  Funds (including
   municipal fund
  securities - 529
       plans)
------------------------------------------------------------------------------------------------------------------
      Closed End           Any             No              No             Yes             Yes           Yes
    Mutual Funds,
   UITs, Exchange
    Traded Funds,
       HLDRS
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
 Direct Obligations        Any             No              No              No             No            Yes
     of the U.S.
     Government
------------------------------------------------------------------------------------------------------------------
         ONE            Brokerage          Yes             No             Yes             Yes           Yes
------------------------------------------------------------------------------------------------------------------
         ONE          ESPP non-            No              No              No             No            Yes
                      brokerage
                        (e.g.
                      Equiserve)
------------------------------------------------------------------------------------------------------------------
         ONE              ESPP             Yes             No              No             Yes           Yes
                        brokerage
                         (e.g.
                         BOSC)
------------------------------------------------------------------------------------------------------------------
         ONE             401(k)            No              No              No             No            Yes
------------------------------------------------------------------------------------------------------------------
   ONE Restricted       Incentive          No              No              No             No            Yes
       Shares             Comp
                                                                                                   ---------------
     ONE Options        Incentive          No              No         No - except     No (unless         No
                          Comp                                           when         exercised)
                                                                       exercised
                                                                       (unless a
                                                                        cashless
                                                                      transaction)
                                                                                                   ---------------
   One Group Funds    Deferred Comp        No              No              No             No             No
                                                                                                   ---------------
Insurance Co. shares    Brokerage       No (need           No             Yes             Yes           Yes
  (demutualization                      documents
                                         proving
                                     demutuzliation)
                                                                                                   ---------------
  Bank One Pension                        No              No               No             No             No
                                                                                                   ---------------
       Futures             any            No              No               No             No             No
                                                                                                   ---------------
     De Minimus         any kind          Yes         No, but De          Yes             Yes           Yes
 Transactions (sells                                 Minimus Trade
       only!)                                         Exception
                                                       Form is
                                                      required
                                                                                                   ---------------

*If you (or spouse or family member) have control of the time and price of the securities transactions in these types of accounts, the transactions and holdings must be reported.

             PERSONAL SECURITIES DE MINIMIS EXCEPTION REPORTING FORM This is only to be used for the SALE of an equity security

Trade Date: _____|_____|_____ (The Exception Reporting Form is good for this trade date only!)

Employee Name: __|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|

Employee Work Number:  __|__|__|-__|__|__|-__|__|__|__|

Security Name: __|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|

Security Ticker: __|__|__|__|__|__|

-----------------------------------------------------------------------------------------------------------------------------

What company do you work for?            [_]  Banc One           [_]  One Group             [_]  One Group
                                              Investment              Dealer Services            Administrative Services
                                              Advisors

-----------------------------------------------------------------------------------------------------------------------------

I am selling shared purchased on ___________ (date)**

------------------------------------------------------------------------------------------------------------------------------------
                              SALE ATTRIBUTES                                                     SALE SPECIFICS

------------------------------------------------------------------------------------------------------------------------------------

Shares                                                                          __|__|__| . __|__|
    [MUST be 200 shares or less for de minimis exception processing]

------------------------------------------------------------------------------------------------------------------------------------

Market Capitalization

    [MUST be $5 Billion or greater in market capitalization for de minimis    $ __|__|__| , __|__|__| , __|__|__| , __|__|__|
    exception processing]
    MUST ATTACH VERIFICATION WITH SAME DATE AS TRANSACTION EXCEPTION
    REQUEST FORM
------------------------------------------------------------------------------------------------------------------------------------

Total Sale Amount                                                             $ __|__| , __|__|__|
    [MUST be $10,000.00 or less, excluding commissions &  fees, for de minimis exception processing]

------------------------------------------------------------------------------------------------------------------------------------

IMPORTANT NOTES - Please read the following details when completing the Personal Securities De minimis Exception Reporting Form.

..    If any of the three sale attributes as listed above are not met, the
     Personal Securities Pre-Clearance Request Form must be completed, submitted and approved following normal preclearance processing
..    Acceptable sources for market capitalization verification are screen prints from Baseline, Bloomberg, Factset, Reuters, Stock Val or Wonda. Sources
     must be dated same date as Trade Date.
..    You are solely responsible for the Personal Securities De minimis Exception
     Reporting process. Prior to forwarding the documentation to the Compliance Group (preclearances should still be submitted to operations), please make a copy of every form and support verification documentation and retain for your records.
..    Please forward this form and supporting documentation (the form and documentation must be submitted on trade date prior to execution of the trade) to the Compliance Group by one of the following:
          1. Deliver the form and supporting documentation to the designated drop box located near PURPLE ceiling tile 2H01.
          2.   Fax the form and supporting documentation to 614-213-7887
          3. Send the form and supporting documentation interoffice to: BOIA Compliance, OH1-0211

I hereby acknowledge that I have truthfully and accurately completed this Personal Securities De minimis Exception Reporting Form. I also acknowledge that I have read the IMPORTANT NOTES items and that I have adhered to the rules as noted above. By signing this form I acknowledge that if any violations are discovered I will be subject to the same penalties as described for the normal preclearance process in the PERSONAL SECURITIES TRADING POLICY.

**  See Personal Trading Policy Section IV. D. Ban on Short-Term Trading Profits


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Signature of Employee                                    Date